EXHIBIT 3.0

CONSENT OF GEORGE STEWART, CPA

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON   98144
(206) 328-8554   FAX (206) 328-0383

To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant, consents to the incorporation by reference in the Registration Statement on Form S-8 and to the inclusion of our report on the Financial Statements of Coronation Acquisition Corp. as of December 31, 2003 and December 31, 2002, which appear in the Registration Statement (Form S-4) of Coronation Acquisition Corp., as amended, filed with the U.S. Securities and Exchange Commission on August 18, 2004 (file No. 333-105588).

Very truly yours,

/s/ George Stewart

George Stewart, CPA

August 16, 2005